As filed with the Securities and Exchange Commission on February 1, 2007
Registration No. 333-119265

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-11
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CORPORATE PROPERTY ASSOCIATES 16 — GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in Its Governing Instruments)

50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon F. DuGan
Corporate Property Associates 16 — Global Incorporated
50 Rockefeller Plaza
New York, New York 10020
(212) 492-1100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Robert E. King, Jr., Esq.
Kathleen L. Werner, Esq.
Clifford Chance US llp
31 West 52nd Street
New York, New York 10019

Approximate date of commencement of proposed sale to the public:  As soon as possible after effectiveness of the Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on the date the Commission, acting pursuant to said Section 8(a), determines.

DEREGISTRATION OF CERTAIN SECURITIES

In accordance with the undertakings given by the Registrant in the Registration Statement on Form S-11 filed on September 24, 2004 (Registration No. 333-119265), which became effective on February 22, 2006, the Registrant files this amendment to deregister 534.2888 shares of its Common Stock that remain unsold pursuant to the Registrant’s primary offering under the Registration Statement. Also registered under the Registration Statement were 40,000,000 shares of the Registrant’s Common Stock to be sold pursuant to the Registrant’s Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan (the “Plan Shares”). The unsold Plan Shares are expressly not being deregistered hereby, and the Registrant will continue to issue and sell its Common Stock under its Amended and Restated 2003 Distribution Reinvestment and Stock Purchase Plan pursuant to the Registration Statement, as the same may be amended or supplemented from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-effective Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 1, 2007.

CORPORATE PROPERTY ASSOCIATES
  16 - GLOBAL INCORPORATED

By:	/s/ SUSAN C. HYDE
Susan C. Hyde
Executive Director and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Signature

Wm. Polk Carey	Chairman of the Board	* Wm. Polk Carey February 1, 2007

Gordon F. DuGan	Chief Executive Officer and Board Member (Principal Executive Officer)	* Gordon F. DuGan February 1, 2007

Trevor P. Bond	Board Member	* Trevor P. Bond February 1, 2007

Elizabeth P. Munson	Board Member	* Elizabeth P. Munson February 1, 2007

Richard J. Pinola	Board Member	/s/ Richard J. Pinola Richard J. Pinola February 1, 2007

James D. Price	Board Member	* James D. Price February 1, 2007

Mark J. DeCesaris	Managing Director, Acting Chief Financial Officer and Chief Administrative Officer	* Mark J. DeCesaris February 1, 2007

Claude Fernandez	Managing Director and Principal Accounting Officer	* Claude Fernandez February 1, 2007

By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 3 to the Registration Statement on behalf of the persons indicated.

/s/  SUSAN C. HYDE
* Attorney-in-fact
February 1, 2007